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                       EXHIBITS FOR S-1 REGISTRATION STATEMENT
                         OF METRO INFORMATION SERVICES, INC.

EXHIBIT 10.12 EMPLOYMENT AGREEMENT DATED DECEMBER 10, 1996 BY AND BETWEEN
              REGISTRANT AND ANDREW J. DOWNING.






                                EMPLOYMENT AGREEMENT
         This Employment Agreement (the "Agreement") is dated as of December 10, 1996, between METRO INFORMATION SERVICES, INC., a Virginia corporation (the "Company"), and ANDREW J. DOWNING ("Executive").

                                PRELIMINARY STATEMENTS

         A. Executive is employed by the Company as its Executive Vice President and Chief Operating Officer.

         B. The Company and the Executive desire to enter into this agreement to establish the terms and conditions of Executive's employment with the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties agree as follows:

         1. EMPLOYMENT PERIOD. The Company agrees to employ Executive and Executive accepts such employment for the period beginning January 1, 1997 and ending on the first to occur of (a) December 31, 1997 and (b) the termination of Executive's employment pursuant to paragraph 6 (the "Employment Period"); provided, however, the Employment Period will be continued for successive one-year periods unless at least 90 days before the end of the initial or any subsequent term either the Company or the

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Executive gives the other notice of termination of this Agreement.

         2. SERVICES. During the Employment Period, Executive will render such services of an executive and administrative character to the Company as
it may from time to time direct.   During the Employment Period, Executive
will devote his best efforts and all of his business time and attention (except for vacation periods and reasonable periods of illness or other incapacity) to the business of the Company, and will not perform any services of any nature for any enterprise other than the Company without the prior consent of the Company's board of directors (the "Board of Directors").

         3. BASE SALARY. Beginning January 1, 1997 and thereafter during the Employment Period, the Company will pay Executive salary at a per annum rate of Two Hundred Forty Thousand Dollars ($240,000) (the "Base Salary"). The Company may increase or the Base Salary at any time and from time to time. Any increase or decrease in Executive's Base Salary shall be made in accordance with Executive's annual compensation plan as approved by the Company's Board of Directors.

         4. BENEFITS. Executive will be entitled to receive from the Company, in addition to the salary set forth in paragraph 3 above, all benefits provided generally to full time employees of the Company. Any alteration of the benefits that Executive is entitled to receive from the Company shall be made in accordance with Executive's annual compensation plan as approved by the Board of Directors.

         5.   Intentionally Omitted
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         6.   TERMINATION OF EMPLOYMENT.

         a. The Employment Period will automatically end on Executive's voluntary resignation, termination by the Board of Directors with or without cause, termination by the Board of Directors in the event of Executive's disability (as determined by the Board of Directors in its good faith judgment) or Executive's death; PROVIDED, that Executive's resignation will be effective not less than three months after Executive has given written notice thereof to the Board of Directors; PROVIDED FURTHER, that Executive's termination with or without cause will be effective only after the Board of Directors has determined in its good faith judgment that such termination is in the best interests of the Company and written notice of such termination has been delivered to Executive.

              b. In the event of termination for disability or without cause, Executive will be entitled to be paid his salary by the Company and to receive the benefits set forth in paragraph 4 for a period following such termination of 2 weeks for each full year of service completed at the time of termination or 90 days, whichever is the longer. Such salary will be payable semi-monthly at the rate in effect at the time of termination. Executive will have no duty to mitigate the Company's damages by taking other employment after his termination by the Company without cause and any compensation earned by him in such other employment will not be deducted from any amount payable to him hereunder. In the event of Executive's disability, however, the amounts payable to him hereunder will be reduced by any amounts


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received by Executive from disability insurance purchased by the Company for
Executive.

              c. "Disability," for purposes hereof, means any physical or mental condition which prevents Executive from performing his duties hereunder, for 180 days, whether or not consecutive, in any 12-month period. In the event of disagreement between the Board of Directors and Executive whether "disability" exists, the disagreement will be resolved by arbitration pursuant to paragraph 9 below.

              d. "Cause" for which the Board of Directors may terminate Executive's employment means, (i) the commission of a crime involving the Company or any entity in which it has an interest or (ii) a breach or breaches of Executive's fiduciary duty to the Company or its shareholders which individually or in the aggregate are materially adverse to the Company's business or financial condition or prospects; and, in either case, as finally determined by a court of competent jurisdiction. "Finally determined" means after all direct appeals to appellate courts of competent jurisdiction are exhausted. While "materially adverse" as used in clause (ii) above is not limited to the following instances, (x) any substantial breach of Executive's duties under paragraphs 2, 7, 8 or 9 of this Agreement, and
(y) any willful or grossly negligent breach or breaches (whether or not related) of Executive's fiduciary duties to the Company which, individually or in the aggregate, result in the Company's suffering damages of $100,000 or more, will be deemed PRIMA FACIE "materially adverse" within the meaning of clause (ii).

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              e.   In the event that the Board of Directors determines, in
its good faith judgment, that Executive has committed a crime involving the Company or any entity in which it has an interest, it may suspend Executive without pay pending final determination of the charges, but only after Executive has been charged with such crime by competent law-enforcement authorities by warrant, summons, information, indictment or otherwise.
During the period of suspension, the Company will continue to provide Executive with the insurance benefits which it provided pursuant to paragraph 4 above immediately before his suspension. In the event that the criminal charges against Executive are finally determined without a conviction of Executive of the crime charged or any lesser offense included under such crime, the Company will reinstate Executive and resume paying him the salary and providing him with the other benefits to which he is entitled hereunder, with the salary payable retroactively to the date of suspension (with interest at 8% per annum on all amounts not paid during the period of suspension, calculated from the respective dates these amounts would have been payable).

               f.   In the event that the Board of Directors
determines, in its good faith judgment, that Executive has committed a breach of fiduciary duty of a type justifying termination with Cause, the Board may immediately suspend Executive. During such suspension, however, Executive will continue to be paid the salary provided in paragraph 3 and receive the benefits provided for in paragraph 4, regardless of any
other employment Executive may take.   In the event of final

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determination by a court of competent jurisdiction that Executive has breached his fiduciary duty to the Company or its stockholders within the meaning of paragraph 7(d)(ii) above, Executive will, on demand by the Board of Directors, reimburse the Company for all salary and benefits received by him from the Company from the date of suspension, together with interest thereon at 8% per annum from the respective dates of payment.

         7. CONFIDENTIAL INFORMATION. Executive acknowledges that all computer systems, programs, reports, designs, drawings, memoranda, discoveries, inventions, state of the art technology, data, notes, records, files, proposals, plans, lists, documents and any other information containing or referring to confidential or proprietary information or concerning the business or affairs of the Company or any of its clients (the "Proprietary Information"), whether prepared or developed or both by Executive or others, and all copies thereof are property of the Company or its clients, respectively. Executive agrees that he will not disclose to any unauthorized person any Proprietary Information nor will he use for his own account any Proprietary Information without the written consent of the Company, which consent may be denied for any reason or no reason. On the termination of Executive's employment with the Company for any reason (or at any earlier time that such request is made by the Company), Executive will deliver to the Company all Proprietary Information and any copies thereof which Executive may possess or have under his control. Executive agrees not to copyright or attempt to copyright any Proprietary Information or any computer system or any findings or

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recommendations or other data prepared in connection with the Proprietary
Information or Executive's performance of duties with the Company or both.

         8. NON-COMPETE. As a significant inducement to the Company to enter into this Agreement, Executive agrees that:

              a. as long as Executive is employed by the Company in any capacity, during or after the Employment Period, Executive will not, directly or indirectly, own any interest in, manage, control, participate in, render services for or in any other manner engage in any other activity (all of the foregoing being hereinafter referred to as having or acquiring an "interest") in any information technology services business (whether or not a client of the Company), without the prior consent of the Board of Directors;

             b. beginning on the termination of Executive's employment with the Company and ending two years after such termination for any reason (the "Non-Compete Period"), Executive will not have or acquire an interest in any enterprise which is "in competition" with the Company, as "in competition" is defined below; and

               c.   after the end of the Non-Compete
Period, Executive will not acquire any interest in any enterprise "in competition" with the Company as long as he owns 1% or more of any class of the capital stock of the Company.

               An enterprise will be deemed to be "in competition" with the Company if (i) such enterprise is involved, directly or indirectly with providing information technology services, or

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(ii) in the case of any enterprise other than an enterprise providing information technology services, Executive's intended relationship to such enterprise would, in the reasonable good faith judgment of the Board of Directors, create problems for the Company or any of its affiliates, or (iii) is a client of the Company or has been a client of the Company during the 24-month period before the beginning of the Non-Compete Period. To enable the Board of Directors to make the determination required by clauses (ii) or (iii) of the immediately preceding sentence, Executive will, during the Non-Compete Period and as long thereafter as he owns any of the capital stock of the Company, inform the Board of Directors in writing, at least 30 days before acquiring any interest in any enterprise, of his intention to acquire such interest. The notice will set forth sufficient information about that enterprise to enable the Company to determine whether the enterprise is "in competition" with the Company.

              If, at the time of enforcement of this Agreement, a court of competent jurisdiction should hold that the restrictions contained in this paragraph 8 are unreasonable under circumstances then existing, the Company and Executive agree that the maximum period, scope, or geographical area reasonable under such circumstances will be substituted for the stated period, scope, or area.

         9. STAFF RELATIONSHIPS. Executive acknowledges that the Company's employees and its relationships with its employees are valuable assets of the Company. Executive agrees that he will

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not, at any time during the term of his employment and during the Non-Compete
Period, directly or indirectly, engage in any of the following activities, as an individual, independent contractor, officer, partner, member, employee, agent, consultant, shareholder or investor:

              a. employ, hire, engage, contract with or enter into any type of business arrangement with any employee of the Company or any Prospect (defined below) or solicit or seek to solicit any employee of the Company or any Prospect to cease being an employee of the Company or seeking to have such employee or Prospect enter into the employment of or enter into any business arrangement with any other entity. For purposes of this Agreement, the term "Prospect" means any individual or entity which is a candidate recorded on the Company's Staff Sourcing Network or is an employee of any entity with which the Company has entered into discussions or agreements concerning its acquisition or a strategic alliance or with which the Company has another contractual arrangement. During the Non-Compete Period, Prospects shall be those Prospects in existence at the beginning of the Non-Compete Period.

         10. ARBITRATION. If there is any disagreement between the Company and Executive whether a resignation by Executive was "voluntary" for purposes of paragraphs 6 or 8, whether there was "Cause" for the Board of Directors to terminate Executive's employment for purposes of paragraph 6, whether Executive is "disabled" for purposes of paragraph 6 or whether an enterprise in which Executive desires to acquire an interest is "in competition"

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with the Company for purposes of paragraph 8, the Company and Executive will make a good faith effort to resolve such disagreement between themselves. If they fail to so resolve it, they agree to submit the issue to a binding arbitrator proposed by the Company reasonably satisfactory to Executive. Executive agrees to pay all costs of such arbitration and to abide by the results if the Company prevails in the arbitration and the Company agrees to pay all the costs of the arbitration and to abide by the results if Executive prevails in the arbitration.

         11. REMEDIES. The parties will be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision hereof, and to exercise all other rights existing in their favor. The Company and Executive agree and acknowledge that money damages may not be an adequate remedy for any breach by Executive of the provisions of this Agreement (including paragraph 8) and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief to enforce, or prevent any violations of, the provisions of this Agreement.

          12. MODIFICATION, AMENDMENT, WAIVER. No modification, amendment or waiver of any provision of this Agreement will be effective unless set forth in a writing signed by the Company and Executive and approved by the Board of Directors. The Company's or Executive's failure at any time to enforce any provision of this Agreement will in no way be construed as a waiver of such provision and will not affect the right of the Company and Executive

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thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         13. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such provision will be ineffective only to the extent of such invalidity, illegality or unenforceability in such jurisdiction, without invalidating the remainder of this Agreement in such jurisdiction or any provision hereof in any other jurisdiction.

         14. DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience and do not constitute a part of this Agreement.

         15. CHOICE OF LAW. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and interpreted in accordance with the internal law, and not the law of conflicts, of the Commonwealth of Virginia.


         16. NOTICES. All notices, demands or other communications to be given or delivered under or by reason of any of the provisions of this Agreement will be in writing and will, except as otherwise provided herein, be deemed to have been given when delivered personally or mailed by certified or registered mail, return receipt requested and postage prepaid, to the recipient c/o Metro Information Services, Inc., Reflections II, P.O. Box 8888, Virginia Beach, Virginia 23452, or at such other address as the recipient party has specified by prior written notice to the


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sending party.

         IN WITNESS, the undersigned parties have executed this Agreement as of the date first written above.

                             METRO INFORMATION SERVICES, INC.


                             By   /s/ John H. Fain
                                --------------------------------
                             Its  President
                                 --------------------------

                             EXECUTIVE:


                                 /s/ Andrew J. Downing
                             -----------------------------------
                             ANDREW J. DOWNING